362573

                  AMENDMENT AGREEMENT NO. 4 TO SECOND AMENDED
                         AND RESTATED CREDIT AGREEMENT

         This AMENDMENT AGREEMENT NO. 4 (this "Amendment"), dated as of March 10, 1997, by and among SIGNAL TECHNOLOGY CORPORATION, a Delaware corporation ("STC"), those Subsidiaries of STC that are parties to the Credit Agreement referred to below (together with STC, the "Companies"), and The First National Bank of Boston, a national banking association (the "Bank"), amends the Second Amended and Restated Credit Agreement dated as of September 30, 1993, as the same may be amended, modified, or supplemented from time to time (the "Credit Agreement"), by and among the Companies and the Bank. Capitalized terms used but not defined herein shall have the meanings set forth for such terms in the Credit Agreement.

         WHEREAS, the Companies have requested that the Bank agree to certain amendments to the Credit Agreement; and

         WHEREAS, subject to the terms and provisions hereof, the Bank has agreed to so amend the Credit Agreement;

         NOW THEREFORE, the parties hereto hereby agree as follows:

         ss. 1. Amendment to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in ss. 3 hereof, the Credit Agreement is hereby amended as follows:

         ss. 1.1. Amendments to Certain Definitions. The definition of the term "Revolving Credit Maturity Date" in ss. 1 of the Credit Agreement is hereby amended by deleting the date "June 30, 1997" and replacing it with the date "June 30, 2000".

         ss. 1.2. Interest on Revolving Credit Loans. The text of Section 2.8 of the Credit Agreement is hereby amended, effective as of March 10, 1997, for each Base Rate Loan and effective as of the first day of the applicable Interest Period for each Eurodollar Rate Loan with an Interest Period commencing on or after March 10, 1997, to read as follows:

                  "(a) Except as provided in ss. 5.1 hereof, each Base Rate Loan shall bear interest at the rate per annum equal to the Base Rate.

                  (b) Except as provided in ss. 5.1 hereof, each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period applicable thereto at the rate per annum equal to the Eurodollar Rate determined for such Interest Period plus 1.75% per annum.

                  (c) The Companies hereby jointly and severally promise to pay the interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto and at the stated or any accelerated maturity of the Revolving Credit Loans."

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         ss. 1.3.  Repayment of Real Estate Term Loans.  The text of Section 3.3 of the Credit Agreement is hereby amended to read as follows:

                  "The Companies jointly and severally, and irrevocably and unconditionally promise to repay to the Bank the Real Estate Term Loans in quarterly installments due and payable on the first day of each January, April, July and October of each year, with the final installment due and payable in any event on June 30, 2000; each of such installments shall be in the aggregate amount of $73,666.66, except that the final installment shall instead be in an aggregate amount equal to the unpaid balance of the Real Estate Term Loans."

         ss. 1.4. Interest on Real Estate Term Loans. Section 3.4 of the Credit Agreement is hereby amended, effective as of March 10, 1997, by deleting the phrase "plus one percent (1%)" from the first sentence thereof, so that such sentence ends with the words "Base Rate" followed by the period.

         ss. 1.5. Mergers and Acquisitions, Etc. Section 12.6 of the Credit Agreement is hereby amended, effective as of December 1, 1996, by deleting from the final sentence of Section 12.6 (as amended by Amendment Agreement No. 3 dated as of March 29, 1996 (the "Third Amendment") to the Credit Agreement) the phrase "exceeding $2,000,000 in the aggregate, determined on a cumulative basis, in any fiscal year" and inserting in place of such deleted language, and immediately prior to the period at the end of ss. 12.6, the phrase "exceeding $2,400,000 with respect to any particular such transaction (or series of related transactions)."

         ss. 1.6. Net Worth. The text of Section 12.7 of the Credit Agreement is hereby amended to read as follows:

         "Permit at any time Consolidated Tangible Net Worth to be less than the amount equal to the sum of $30,000,000 plus, on a cumulative basis, 50% of positive Consolidated Net Income for each fiscal year ended after December 31, 1996 (without deduction for any fiscal year in which Consolidated Net Income is negative)."

         ss. 1.7. Interest Coverage. The text of Section 12.8 of the Credit Agreement is hereby amended to read as follows:

                  "Permit the ratio of (a) Consolidated Net Earnings Available for Interest Charges for any period of four consecutive fiscal quarters (a "Rolling Period") to (b) aggregate Interest Charges for such Rolling Period, to be less than (a) 3 to 1."

         ss. 2. Representations and Warranties. The Companies hereby represent and warrant to the Bank as follows:

         (a) Representations and Warranties in Credit Agreement. Except as specified in writing by the Companies to the Bank with respect to the subject matter of this Amendment prior to the execution and delivery hereof by the Bank and the Companies, the representations and warranties of the Companies contained in the Credit Agreement were true and correct in all material respects when made

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                  and continue to be true and correct in all  material  respects on the date hereof, except, in each case to the extent of changes resulting from transactions contemplated or permitted
                  by  the  Loan  Documents  and  this  Amendment,   and  changes
                  occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date.

         (b) Authority, No Conflicts, Enforceability of Obligations, Etc. Each of the Companies hereby confirms that the representations and warranties of the Companies contained in ss. 8.1 and ss.
                  8.3 of the Credit Agreement are true and correct on and as of the date hereof as if made on the date hereof, treating this Amendment, the Credit Agreement as amended hereby, and the other Loan Documents as amended hereby, as "Loan Documents" for the purposes of making said representations and warranties.

         ss. 3. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the delivery to the Bank by (or on behalf of) each of the Companies, as the case may be, contemporaneously with the execution hereof, of the following, in form and substance satisfactory to the Bank:

         (a)      this  Amendment  signed by each of the Companies and the Bank;
                  and

         (b) any other confirmatory or corporate authority document or instrument the Bank may reasonably request.

         ss. 4. Miscellaneous Provisions. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. Each of the Companies confirms and agrees that the joint and several Obligations of the Companies to the Bank, as amended and supplemented hereby, are entitled to the benefits of the Loan Documents. The parties hereto hereby acknowledge and agree that all references to the Credit Agreement and the Obligations thereunder contained in any of the Loan Documents shall be references to the Credit Agreement and the Obligations, as amended hereby and as the same may be amended, modified, supplemented, or restated from time to time. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. The Companies hereby jointly and severally confirm their obligations to pay promptly upon request all reasonable out-of-pocket costs and expenses incurred or sustained by the Bank in connection with this Amendment, including the reasonable fees and expenses of the Bank's Special Counsel.

         ss. 5. Governing Law. This Amendment shall be construed according to and governed by the internal laws of the Commonwealth of Massachusetts without reference to principles of conflicts of law.

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        IN WITNESS WHEREOF,  the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                             SIGNAL TECHNOLOGY CORPORATION,
                             and each of the other Companies that are parties to the Credit Agreement

                             By: /s/ R. D. Kinsch
                                 ---------------------------------
                             Name:   R. D. Kinsch
                                   -------------------------------
                             Title:  Chief Financial Officer
                                   -------------------------------

                             THE FIRST NATIONAL BANK OF BOSTON

                             By:
                                 ---------------------------------
                             Name:
                                   -------------------------------
                             Title:
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